                                                                    EXHIBIT 10.3

                          SMARTPAGES RESELLER AGREEMENT

         THIS SMARTPAGES RESELLER AGREEMENT, dated as of this 1st day of September, 2004 (this "Agreement"), is made and entered into by and among SBC Communications, Inc., a Delaware corporation, Southwestern Bell Yellow Pages, Inc., a Missouri corporation ("Southwestern Bell, Inc."), SBC Knowledge Ventures, L.P., a Nevada limited partnership, R. H. Donnelley Corporation, a Delaware corporation, R.H. Donnelley Publishing & Advertising of Illinois Partnership (f/k/a The APIL Partners Partnership), an Illinois general partnership, and DonTech II Partnership, an Illinois general partnership.

         Capitalized terms used but not defined herein shall have the meanings assigned to them in the Directory Services License Agreement, dated as of the date hereof (the "Directory Services License Agreement"), by and among RHD, APIL Partners, DonTech II, Ameritech, SBC Directory Operations and SBC Knowledge Ventures.

         In this Agreement, RHD and Publisher, on the one hand, and SBC, Southwestern Bell and SBC Knowledge Ventures, on the other hand, are sometimes referred to individually as a "Party" and collectively as the "Parties".

                                    RECITALS:

         A. On the date of this Agreement, RHD, or one of its wholly owned Subsidiaries, is acquiring (i) from API, 1% of the outstanding partnership interests in APIL Partners and (ii) from API's wholly owned subsidiary APIL, (a) 99% of the outstanding partnership interests in APIL Partners, (b) 47% of the outstanding partnership interests in DonTech I, and (c) 50% of the outstanding partnership interests in DonTech II, pursuant to the Purchase Agreement.

         B. Southwestern Bell currently owns and operates an Existing IYP Directory using the domain name "SMARTpages.com" (as of any determination date, such Existing IYP Directory or any successor product which has become, as of such determination date, the principal electronic directional advertising product or service sold by Southwestern Bell outside the Territory is referred to herein as "SMARTpages").

         C. Southwestern Bell desires to grant Publisher, and Publisher desires to obtain from Southwestern Bell, the exclusive right to sell Local IYP Advertising (as defined in the Non-Competition Agreement) and the non-exclusive right to sell National IYP Advertising (as defined in the Non-Competition Agreement) for inclusion in SMARTpages to any Person physically located in the Territory, in each case on the terms and conditions set forth in this Agreement and the other Commercial Agreements.

         D. The Purchase Agreement provides that the Parties will enter into this Agreement as a condition to the closing of the transactions contemplated by the Purchase Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement and the other Commercial Agreements and the consummation of the transactions contemplated by the Purchase Agreement and the other Commercial Agreements, the Parties agree as follows:

         1. GRANT OF RIGHTS. Subject to the terms and conditions of this Agreement, Southwestern Bell hereby grants Publisher the exclusive right to sell Local IYP Advertising and the non-exclusive right to sell National IYP Advertising to any Person physically located in the Territory (an "Advertiser") for inclusion in SMARTpages; provided, however, Publisher will not have the right to sell any advertising for inclusion in SMARTpages to, or through a certified marketing representative (a "CMR") for the account of, any Advertiser that qualifies to place National (as defined in the Non-Competition Agreement) white or yellow pages advertising under the current YPIMA (as defined in the Non-Competition Agreement) minimum standards. Without limiting the foregoing, Publisher will be permitted to determine the pricing for all Basic Listings and Premium Products, in its sole discretion, except that Publisher will price Premium Products (other than Local Premium Products) generally at rate card rates, and, subject to compliance with Section 2 in the case of Basic Listings and Section 3 in the case of Premium Products, will be entitled to all revenue from the sale of such advertising.

         2.       BASIC LISTINGS.

                  (a) During each year of the Term (as hereinafter defined), Southwestern Bell will include on SMARTpages an unlimited number of Basic Listings sold by Publisher, and Publisher will pay Southwestern Bell the following monthly amounts, which shall be payable in installments monthly in arrears:

Months of the Term                                          Monthly Payment
------------------                                          ---------------
Months 1 through 6                                              $      0
Months 7 through 12                                             $ 83,333
Months 13 through 18                                            $233,333
Months 19 through 24                                            $250,000
Months 25 through 36                                            $291,667
Months 37 through 48                                            $333,333
Months 49 through 60 and thereafter                             $375,000

                  For purposes of this Agreement, "Basic Listings" means basic local enhanced listings for inclusion in SMARTpages, which listings (i) are accessible by users of SMARTpages searching listings within the Territory or any smaller geographic area constituting a part thereof (e.g., local, regional or Illinois statewide), and Publisher may make available to Advertisers that purchase Basic Listings all such geographic areas then available on SMARTpages,
(ii) appear sorted in alphabetical order among the basic local enhanced listing tier within the "featured businesses" or other substantially comparable section of SMARTpages, (iii) will include, and Publisher may select with respect to any Advertiser, any of the following information relating to an
Advertiser: (A) the business name, address and telephone number, (B) the brands offered, (C) hours of operation, (D) payment options, (E) Internet links to a website, (F) Internet links to a SMARTpages web page, (G) Internet links to maps and driving directions and (H) Internet links to a customer's print ad; provided, however, in the case of Internet links to certain websites or web pages as specified in clauses (E), (F) and (H), Southwestern Bell will not be responsible for providing the content for such websites or web pages, and (iv) any other content or features which SMARTpages may from time to time decide in its sole discretion to include in Basic Listings.

                  (b) Southwestern Bell will place each Advertiser's Basic Listings under any headings that Publisher may select among all headings then available on SMARTpages (each, an "Existing Heading").

                  (c) If any Advertiser purchases Basic Listings directly from SMARTpages through self-fulfillment, Southwestern Bell will notify Publisher of such purchase and remit to Publisher any amounts received by Southwestern Bell from such sale within 30 days of receipt, after which Publisher shall be responsible for servicing such Advertiser with respect to such advertising. The foregoing shall not apply to any purchase of Premium Products (as defined below) through self-fulfillment.

                  (d) During the Non-Compete Term (as hereinafter defined), Publisher will provide to Southwestern Bell free of charge all published non-listing information relating to Advertisers which (i) is consistent with what is then considered a Basic Listing, (ii) has been sold from time to time by Publisher for any Existing IYP Directory or Future Electronic Directory and
(iii) is usable by Southwestern Bell on any of its Existing IYP Directories or Future Electronic Directories (but subject to third party rights, which Publisher will use its commercially reasonable efforts to assist Southwestern Bell in obtaining) (collectively, the "Publisher Provided Information"). Southwestern Bell and Publisher will cooperate in good faith to agree upon the format in which such published information will be delivered to Southwestern Bell. During the Non-Compete Term, Southwestern Bell will include the Publisher Provided Information in SMARTpages as a Basic Listing for which Publisher will pay the monthly amounts specified in Section 2(a) above.

                  (e) On the date of this Agreement, Southwestern Bell will transfer to Publisher all rights it has to receive any payments from the sale of advertising in the Territory by Southwestern Bell for inclusion in SMARTpages prior to such date which have not been invoiced prior to the date of this Agreement, and Publisher will remit to Southwestern Bell an amount equal to 50% of the then current published rate card rate for any such advertising within 30 days of receipt.

         3.       PREMIUM PRODUCTS.

                  (a) If Publisher sells any advertising product or service included in SMARTpages other than Basic Listings (each, a "Premium Product"), then Publisher will pay to Southwestern Bell the lesser of (i) 50% of the then-current published rate card rate for such Premium Product and (ii) the price then available for such Premium Product on a most-favored-customer basis for similarly situated customers that are purchasing equivalent volumes and types of advertising (the "Premium Product Rate"). Premium Products may include, but are not limited to: (x) any improved placement product, service or functionality offered on SMARTpages, whether or not such product, service or functionality exists as of the date of this Agreement, including "Look Here First", premium banner and trademark premium banner, trademark banner, single banner or double banner, enhanced placement listing and enhanced placement listings with logo products (each, an "Improved Placement Product"), which in each case will include click-to-call functionality, (y) any headings other than Existing Headings and (z) any advertising product or service accessible by users of SMARTpages searching listings outside the Territory. With respect to any Improved Placement Product sold by Publisher which it provides to Southwestern Bell in a "production ready" format, the Parties will negotiate in good faith an appropriate reduction in the price relative to the Premium Product Rate for such Improved Placement Product.

                  (b) If any Advertiser purchases Premium Products that are accessible solely by users of SMARTpages searching listings within the Territory (each, a "Local Premium Product") directly from SMARTpages through self-fulfillment, Southwestern Bell will notify Publisher of such purchase and remit to Publisher any amounts received by Southwestern Bell from such sale within 30 days of receipt, after which (i) Publisher (x) will pay Southwestern Bell the Premium Product Rate for such purchase and (y) shall be responsible for servicing such Advertiser with respect to such advertising and (ii) such Local Premium Products will be deemed to be sold by Publisher in accordance with
Section 3(a) above.

         4. NATIONAL SALES. Publisher will refer to Southwestern Bell all sales of advertising to, or through a CMR for the account of, any Advertiser that qualifies to place National advertising under the current YPIMA minimum standards. Within 30 days following the end of each year of the Term, Southwestern Bell will pay to Publisher an aggregate amount equal to 3.0% of Southwestern Bell's gross revenues during the most recent prior year from the sale of advertising on SMARTpages through CMRs (the "Revenue Share"). Upon Publisher's request, Southwestern Bell will provide Publisher or its representatives with reasonable access once a year to the books and records and other documents of Southwestern Bell that Publisher may reasonably request concerning the calculation of the Revenue Share for the prior year.

         5. OTHER DIRECTORIES. RHD and its Subsidiaries may resell or enter into any other relationship to sell or benefit from the sale of advertising for inclusion in any other Existing IYP Directory or Future Electronic Directory, other than in the Territory with respect to any Existing IYP Product or Future Electronic Directory owned or operated by

Verizon Communications Inc. or any of its Affiliates (each, a "Prohibited IYP Directory") unless at such time Southwestern Bell also sells any advertising for inclusion in such Prohibited IYP Directory.

         6.       PUBLISHER OBLIGATIONS.

                  (a) Standards. Publisher will comply with all advertising standards and guidelines for SMARTpages advertising that Southwestern Bell may issue from time to time and provide to Publisher (as modified in accordance with the next sentence, the "IYP Advertising Policies"). Southwestern Bell may, in its sole discretion, change the IYP Advertising Policies. Southwestern Bell will notify Publisher promptly of any such change a reasonable period before it becomes effective. Southwestern Bell will not be obligated to accept from Publisher, and may at any time remove from SMARTpages, any advertising sold by Publisher that Southwestern Bell reasonably determines does not comply with the IYP Advertising Policies.

                  (b) Customization. Publisher may request programming changes for SMARTpages and will be responsible for all costs and expenses incurred by Southwestern Bell to implement such changes if such changes are implemented only with respect to the Territory; provided, however, prior to incurring any such costs and expenses, Southwestern Bell will provide Publisher with an estimate thereof and will not commence any such programming changes without Publisher's prior approval of such estimate; and provided, further, that this Section 6(b) will not obligate Southwestern Bell to agree to implement any such changes.

         7. NON-COMPETITION. During the Non-Compete Term, neither SBC nor any of its Subsidiaries will sell any Local IYP Advertising for any Existing IYP Directory or Future Electronic Directory. For purposes of this Agreement, "Non-Compete Term" means the period commencing on the date of this Agreement and ending on the later of (i) the fifth anniversary of the date of this Agreement and (ii) the 18-month anniversary of the date on which Publisher terminates this Agreement pursuant to Section 8 below.

         8. CONSORTIUM PRODUCT. If Southwestern Bell enters into a strategic arrangement with one or more third parties regarding a successor product to SMARTpages (a "Consortium Product"), Southwestern Bell will use commercially reasonable efforts to secure for Publisher the right to sell advertising to Advertisers for such Consortium Product under the same terms and conditions as this Agreement. If despite such efforts Southwestern Bell is unable to secure such right on or prior to the date on which the Consortium Product is first generally made available to the public, then on or before such date Southwestern Bell will propose amendments to this Agreement as required to be compatible with such strategic arrangement; provided, that Southwestern Bell may not amend the annual rates for Basic Listings set forth in Section 2 of this Agreement or clause (ii) of the definition of Premium Product Rate and will negotiate with Publisher in good faith any amendments to the fees for Premium Products included in clause (i) of the definition of Premium Product Rate (a "Successor Proposal"). Within 30 days of receiving a Successor Proposal, Publisher may, in its sole discretion, (i) accept the Successor Proposal and enter into a new IYP Reseller Agreement on the terms and conditions of the Successor Proposal or (ii) terminate this Agreement without any further obligation or liability except as provided in Sections 2(a) and 2(d) of this Agreement.

         9. TERM. The term of this Agreement shall commence on the date of this Agreement and will continue for a term of five years (the "Term"); provided, however, this Agreement will terminate immediately and without any further action when (i) the Directory Services License Agreement expires in accordance with its terms, is terminated by or on behalf of Southwestern Bell in accordance with its terms or is terminated by or on behalf of Publisher in accordance with its terms or otherwise or (ii) Publisher terminates this Agreement pursuant to Section 8 above, and provided, further, that if this Agreement terminates pursuant to Section 8 above, then Sections 2(a), 2(d) and 7 of this Agreement will survive during the Non-Compete Term. Unless earlier terminated, the Parties agree to negotiate in good faith to extend the term of this Agreement; provided, however, that neither Party will be obligated to agree to any such extension of the Term.

         10.      SMARTPAGES MARK.

                  (a) Subject to the terms and conditions of this Agreement, each of Southwestern Bell and SBC Knowledge Ventures (each, an "IYP Licensor") hereby grants to Publisher a non-transferable (except as provided in
Section 12), non-exclusive right to use for the Term the mark "SMARTpages" (the "SMARTpages Mark") on sales collateral, contracts, invoices, customer correspondences and advertising and promotional materials solely in connection with soliciting and selling advertising to Advertisers for inclusion in SMARTpages as permitted by this Agreement and oral communications with respect thereto.

                  (b) Publisher will comply with all standards for usage of the SMARTpages Mark, as issued from time to time by an IYP Licensor to Publisher (the "Usage Standards"), provided, that such IYP Licensor will notify Publisher of any such Usage Standards a reasonable period before they become effective. During the Term, any IYP Licensor may request from time to time, and Publisher agrees to provide, access to or samples of Publisher's public usage of the SMARTpages Mark to ensure Publisher's compliance with the Usage Standards. Immediately upon termination of this Agreement, Publisher will cease displaying and using the SMARTpages Mark on any materials and destroy or turn over to IYP Licensors any materials using the SMARTpages Mark; provided, however, that Publisher may retain copies of materials containing the SMARTpages Mark for archival purposes.

                  (c) Publisher shall not use the SMARTpages Mark or the name "SMARTpages" in its corporate or business name, nor allow its Affiliates to use the SMARTpages Mark or the name "SMARTpages" in their respective corporate or business names, except that any use of the SMARTpages Mark by Publisher in accordance with Section 10(a) above will not violate this Section 10(c). IYP Licensors reserve all rights in and to the SMARTpages Mark not otherwise expressly granted to Publisher under Section 10(a),

                  (d) Publisher shall promptly notify IYP Licensors of any infringement of the SMARTpages Mark that comes to its attention. Publisher shall cooperate with IYP Licensors to take such actions as IYP Licensors in their sole discretion may consider necessary to protect the SMARTpages Mark with all expenses being borne by IYP Licensors.

                  (e) Each IYP Licensor represents and warrants that it has the power and authority to enter into this Agreement and grant the rights it is granting under this Agreement.

         11.      INDEMNIFICATION.

                  (a) Publisher Indemnity. Publisher will defend, hold harmless and indemnify Southwestern Bell and each of its Affiliates, officers, directors, shareholders, employees, contractors, agents and representatives from and against any and all Losses and Expenses arising out of, resulting from or based upon any pending or threatened claim, action, proceeding or suit by any third party, whether based on contract, tort or otherwise, arising out of or in connection with (i) any breach of this Agreement by RHD or Publisher, (ii) the use of the SMARTpages Mark by Publisher in violation of this Agreement, (iii) any advertising for inclusion in SMARTpages provided by Publisher to Southwestern Bell pursuant to this Agreement and (iv) any published non-listing information for Existing IYP Directories or Future Electronic Directories provided to any SBC Entity by any RHD Entity (other than any such information which no RHD Entity had any role in creating, in which case the applicable RHD Entity will assign any indemnification rights such RHD Entity may have with respect to such information) pursuant to Section 2(d) of this Agreement.

                  (b) Southwestern Bell Indemnity. Southwestern Bell will defend, hold harmless and indemnify Publisher and each of its Affiliates, officers, directors, shareholders, employees, contractors, agents and representatives from and against any and all Losses and Expenses arising out of, resulting from or based upon any pending or threatened claim, action, proceeding or suit by any third party, whether based on contract, tort or otherwise, arising out of or in connection with (i) any breach of this Agreement by SBC or Southwestern Bell or (ii) the use of the SMARTpages Mark by Publisher in accordance with the terms of this Agreement.

                  (c) Procedure. Promptly after receipt by the indemnified party of notice by a third party of a claim or of the commencement of any action or proceeding with respect to which such indemnified party may be entitled to receive payment from the other party for any Losses or Expenses, such indemnified party will notify the indemnifying party of the notice of such claim or of the commencement of such action or proceeding; provided, however, that the failure to so notify the indemnifying party will relieve the indemnifying party from liability under this Agreement with respect to such claim, action or proceeding only if, and only to the extent that, such failure to notify the indemnifying party results in the forfeiture by the indemnifying party of rights and defenses otherwise available to the indemnifying party with respect to such claim, action or proceeding. The indemnifying party will have the right, upon written notice delivered to the indemnified party, to assume the defense of such claim, action or proceeding, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of the fees and disbursements of such counsel. In any claim, action or proceeding with respect to which indemnification is being sought hereunder, the indemnified party or the indemnifying party, whichever is not assuming the defense of such action, will have the right to participate in such matter and to retain its own counsel at such party's own expense. The indemnifying party or the indemnified party, as the case may be, will at all times use reasonable efforts to keep the indemnifying party or the indemnified party, as the case may be, reasonably apprised of the status of the defense of any action the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action. If the indemnifying party has assumed the defense of a claim, action or proceeding, no indemnified party may settle or compromise such matter or consent to the entry of any judgment with respect to such matter without the prior written consent of the indemnifying party. An indemnifying party may not, without the prior written consent of the indemnified party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless (i) simultaneously with the effectiveness of such settlement, compromise or consent, the indemnifying party pays in full any obligation imposed on the indemnified party by such settlement, compromise or consent (ii) such settlement, compromise or consent contains a complete release of the indemnified party and its Affiliates and their respective directors, officers and employees and (iii) such settlement, compromise or consent does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the indemnified party or any of the indemnified party's Affiliates. In the event an indemnified party will claim a right to payment pursuant to this Agreement not involving a third party claim covered by this Section 11, such indemnified party will send written notice of such claim to the appropriate indemnifying party. Such notice will specify the basis for such claim.

         12. BINDING EFFECT; ASSIGNMENT. This Agreement will be binding on and inure to the benefit of the Parties, and their respective successors and permitted assigns. Except as provided in Section 10.1 of the Directory Services License Agreement, no Party may assign all or any of its rights or obligations under this Agreement without the prior written consent of the other Party, except that any Party may assign all of its rights and obligations under this Agreement (a) in connection with a sale of all or substantially all of its assets or by merger or consolidation if the purchaser assumes in writing all of the assigning Party's rights and obligations under this Agreement in a form reasonably acceptable to the other Party, and (b) to any of its Affiliates; or
(ii) any lender or other party as collateral in connection with any financing, provided, that no such assignment permitted by this clause (b) will relieve such Party of any of its obligations under this Agreement.

         13. NOTICES. Any notice required or permitted under this Agreement will be given in accordance with the notice provisions of the Directory Services License Agreement.

         14. REMEDIES. The Parties agree that all disputes or controversies arising out of or relating to this Agreement shall be resolved using the procedures set forth in the Directory Services License Agreement, including Sections 18.1, 18.4 and 18.6, which are incorporated herein by this reference.

         15. GOVERNING LAW; FORUM SELECTION. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without reference to the conflict of laws principles thereof. Each Party irrevocably submits to the jurisdiction of the Federal and state courts in the Borough of Manhattan, The City of New York for the resolution of any and all disputes relating to this Agreement and waives any and all objections it might otherwise have to such jurisdiction and venue.

         16. AMENDMENT; WAIVER. No amendments, deletions, additions or other modifications to this Agreement will be binding unless evidenced in writing and signed by an officer of each of the respective Parties hereto. No waiver of any provision of this Agreement, and no consent to any default under this Agreement, will be effective unless the same is in writing and signed by an officer of the Party against whom such waiver or consent is claimed. In addition, no course of dealing or failure of a Party strictly to enforce any term, right or condition of this Agreement will be construed as a waiver of such term, right or condition. Waiver by either Party of any default by the other Party will not be deemed a waiver of any subsequent or other default.

         17. RELATIONSHIP. Nothing contained in this Agreement shall be construed to create the relationship of employer and employee between the Parties, franchiser - franchisee, or to make the Parties partners, joint venturer or co-employer of the other, or result in joint service offerings to their respective customers. The relationship between the Parties is that of an independent contractor. Each Party will be solely responsible for such Party's employees, including compliance with all employment laws, regulations, and rules and payment of wages, benefits and employment taxes such as Social Security, unemployment, workers compensation and federal and state withholding with respect to such employees.

         18. HEADINGS. The headings and numbering of sections and paragraphs in this Agreement are for convenience only and will not be construed to define or limit any of the terms in this Agreement or affect the meaning or interpretation of this Agreement.

         19. SURVIVAL. Any liabilities or obligations of a Party for acts or omissions occurring prior to the cancellation or termination of this Agreement and any obligations of a Party under any other provisions of this Agreement which, by their express terms, are contemplated to survive (or be performed after) termination of this Agreement (subject to any time limitations specified therein) will survive the cancellation or termination of this Agreement.

         20. ENTIRE AGREEMENT. The Commercial Agreements constitute the entire understanding and agreement of the Parties concerning the subject matter of this Agreement and the other Commercial Agreements, and supersede any prior agreements, representations, statements, understandings, proposals, undertakings or negotiations, whether written or oral, with respect to the subject matter set forth in the Commercial Agreements.

         21. SEVERABILITY. If any term, condition or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity will not invalidate the entire Agreement, unless such construction would be unreasonable. This Agreement will be construed as if it did not contain the invalid or unenforceable provision or provisions, and the rights and obligations of each Party will be construed and enforced accordingly, except that in the event such invalid or unenforceable provision or provisions are essential elements of this Agreement and substantially impair the rights or obligations of either Party, the Parties will promptly negotiate in good faith a replacement provision or provisions.

         22. COMPLIANCE WITH LAWS AND REGULATIONS. Each Party will comply with all federal, state, and local laws, regulations, rules, ordinances and orders relating to the performance of its obligations and the use of services provided under this Agreement, including any rulings, modifications, regulations or orders of the Federal Communications Commission and/or any applicable state utility commission to the extent this Agreement is subject to the jurisdiction of such regulating authority.

         23. THIRD PARTY BENEFICIARIES. This Agreement is intended solely for the benefit of the Parties, and no third-party beneficiaries are created by this Agreement. This Agreement does not provide and should not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action or other privilege.

         24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart will be deemed to be an original instrument, but all such counterparts will constitute but one agreement. This Agreement will become effective when one or more counterparts have been signed by each and delivered to the other Party, it being understood that the Parties need not sign the same counterpart.

         25. SOUTHWESTERN BELL. For purposes of this Agreement, "Southwestern Bell" means, collectively, Southwestern Bell, Inc., any Person into whom Southwestern Bell, Inc. merges or consolidates and any other Person to whom SMARTpages or all or substantially all of the business or assets of Southwestern Bell, Inc. is transferred. Prior to the time that the defined term "Southwestern Bell" applies to any Person other than Southwestern Bell, Inc., Southwestern Bell, Inc. shall cause such Person to enter into a written agreement, in form and substance reasonably satisfactory to RHD pursuant to which such Person assumes all of Southwestern Bell's obligations under this Agreement. From and after such assumption, such Person shall also be deemed to be Southwestern Bell, Inc. for purposes of this Agreement, but such assumption shall not discharge or release any other Persons to which such defined term then applies.

         26. DIRECTORY SERVICES LICENSE AGREEMENT. No breach of any provision of this Agreement (other than Sections 2(d) and 5 hereof) will be deemed to give rise to any termination right under Article 9 of the Directory Services License Agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

                                       R.H. DONNELLEY PUBLISHING & ADVERTISING
                                       OF ILLINOIS PARTNERSHIP

                                       By:   /s/ Robert J. Bush
                                           -------------------------------------
                                           Robert J. Bush
                                           Vice President, General Counsel
                                           and Corporate Secretary

                                       DONTECH II PARTNERSHIP

                                       By:   /s/ Robert J. Bush
                                           -------------------------------------
                                           Robert J. Bush
                                           Vice President, General Counsel
                                           and Corporate Secretary

                                       R. H. DONNELLEY CORPORATION

                                       By:   /s/ Robert J. Bush
                                           -------------------------------------
                                           Robert J. Bush
                                           Vice President, General Counsel
                                           and Corporate Secretary

                                       SOUTHWESTERN BELL YELLOW PAGES, INC.

                                       By:   /s/ Dennis Payne
                                           -------------------------------------
                                           Name: Dennis Payne
                                           Title: President and CEO

                                       SBC COMMUNICATIONS, INC.

                                       By:   /s/ James S. Kahan
                                           -------------------------------------
                                           Name: James S. Kahan
                                           Title: Sr. Exec. VP. - Corp. Dev.

                                       SBC KNOWLEDGE VENTURES, L.P.

                                       By: SBC  Knowledge  Ventures GP, Inc.,
                                           its general partner

                                       By:  /s/ Abha S. Divine
                                           -------------------------------------
                                           Name: Abha S. Divine
                                           Title: President and CEO